Exhibit 99.1

NEWS	Contact: Clay Williams (713)346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
FIRST QUARTER 2007 EARNINGS AND BACKLOG
HOUSTON, TX, April 27, 2007 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its first quarter ended March 31, 2007 it earned net income of $275.9 million, or $1.55 per fully diluted share, compared to fourth quarter ended December 31, 2006 net income of $239.2 million, or $1.35 per fully diluted share. Earnings per share more than doubled from the first quarter of 2006, when the Company earned $120.3 million or $0.68 per fully diluted share.
Reported revenues for the first quarter were $2,165.7 million, an increase of 4 percent from the fourth quarter of 2006 and an increase of 43 percent from the first quarter of 2006. Operating profit for the quarter was $427.1 million or 19.7 percent of sales. Operating profit flow-through, or the increase in operating profit divided by the increase in revenue, was 53 percent from the fourth quarter of 2006 to the first quarter of 2007, and was 35 percent from the first quarter of 2006 to the first quarter of 2007.
Backlog for capital equipment orders for the Company’s Rig Technology segment at March 31, 2007 increased to $6.4 billion, compared to $6.0 billion at December 31, 2006, with new orders during the quarter of $1.2 billion. The increase in the Company’s backlog for capital equipment reflected the strong demand for its drilling equipment products, particularly for offshore rigs.
Pete Miller, Chairman, President and CEO of National Oilwell Varco, remarked, “We are off to a great start in 2007. The demand for our oilfield products and services remained strong during the quarter, and we believe that activity will continue to grow internationally. We expect demand for our drilling equipment, particularly for international offshore projects, to remain strong into 2007. Our record backlog for drilling equipment continues to provide us with unprecedented visibility. We remain optimistic about our opportunities for this year.”
Stock-based compensation expenses have been allocated to the respective business segments and unallocated expenses for all periods presented in the “Operating Profit — Supplemental Schedule (Unaudited)” table below.
Rig Technology
First quarter revenues for the Rig Technology segment were $1,219.8 million, an increase of 7 percent over the fourth quarter of 2006 and an increase of 71 percent from the first quarter of 2006. Operating profit for this segment, after the effect of allocating stock-based compensation expenses to the segment, was $268.8 million, or 22 percent of sales, an increase of 19 percent from the fourth quarter. Operating profit flow-through from the fourth quarter of 2006 to the first quarter of 2007 was 52 percent, and operating profit flow-through from the first quarter of 2006 to the first quarter of 2007 was 35 percent. Revenue out of backlog for the segment rose 2 percent sequentially and 88 percent year-over-year, to $790 million for the first quarter of 2007.
Petroleum Services & Supplies
Revenues for the first quarter of 2007 for the Petroleum Services & Supplies segment were $691.8 million, up 3 percent compared to fourth quarter results and up 28 percent from the first quarter of 2006. The segment benefited from strong results in both North American and international markets, and the acquisition of NQL in late 2006. Operating profit after the effect of allocating stock-based compensation expenses to the segment was $171.0 million, or 24.7 percent of revenue, an increase of 5 percent from the fourth quarter. Operating profit flow-through from the fourth quarter of 2006 to the first quarter of 2007 was 34 percent, and operating profit flow-through from the first quarter of 2006 to the first quarter of 2007 was 37 percent.
Distribution Services
The Distribution Services segment generated first quarter revenues of $351.9 million, representing a 5 percent decrease from the fourth quarter and an 8 percent increase from the first quarter of 2006. First quarter operating profit, after the effect of allocating stock-based compensation expenses to the segment, was $24.9 million or 7.1 percent of sales, $3.5 million lower than the fourth quarter and $4.5 million higher than the first quarter of 2006.
The Company has scheduled a conference call for April 27, 2007, at 10:00 a.m. Central Time to discuss first quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 303-262-2052 prior to the scheduled start time.
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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NATIONAL OILWELL VARCO, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,190.2	$957.4
Receivables, net	1,682.1	1,614.6
Inventories, net	1,993.1	1,828.8
Costs in excess of billings	374.7	308.9
Deferred income taxes	106.7	101.6
Prepaid and other current assets	187.0	154.3

Total current assets	5,533.8	4,965.6

Property, plant and equipment, net	1,047.5	1,022.1
Deferred income taxes	59.3	56.1
Goodwill	2,278.1	2,244.7
Intangibles, net	725.7	705.2
Other assets	25.7	25.6

	$9,670.1	$9,019.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$572.5	$505.2
Accrued liabilities	1,408.1	1,420.2
Billings in excess of costs	733.3	564.4
Current portion of long-term debt and short-term borrowings	107.8	5.6
Accrued income taxes	193.4	169.8

Total current liabilities	3,015.1	2,665.2

Long-term debt	737.8	834.7
Deferred income taxes	437.9	389.0
Other liabilities	71.2	71.4

Total liabilities	4,262.0	3,960.3

Commitments and contingencies

Minority interest	39.8	35.5

Stockholders’ equity:
Common stock — par value $.01; 177,290,970 and 175,571,663 shares issued and outstanding at March 31, 2007 and December 31, 2006	1.8	1.8
Additional paid-in capital	3,521.9	3,461.7
Accumulated other comprehensive income	60.2	46.1
Retained earnings	1,784.4	1,513.9

	5,368.3	5,023.5

	$9,670.1	$9,019.3

NATIONAL OILWELL VARCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 31,
	2007	2006
Revenue:
Rig technology	$1,219.8	$715.3
Petroleum services and supplies	691.8	541.0
Distribution services	351.9	326.5
Eliminations	(97.8)	(71.0)

Total revenue	2,165.7	1,511.8
Gross profit	615.0	349.8
Gross profit %	28.4%	23.1%
Selling, general, and administrative	187.9	144.1
Integration costs	—	7.9

Operating profit	427.1	197.8

Interest and financial costs	(12.3)	(13.6)
Interest income	9.1	1.7
Other income (expense), net	(2.9)	(3.0)

Income before income taxes and minority interest	421.0	182.9
Provision for income taxes	140.7	61.3

Income before minority interest	280.3	121.6
Minority interest in income of consolidated subsidiaries	4.4	1.3

Net income	$275.9	$120.3

Net income per share:
Basic	$1.57	$0.69

Diluted	$1.55	$0.68

Weighted average shares outstanding:
Basic	175.9	174.6

Diluted	177.6	176.6

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Revenue:
Rig technology	$1,219.8	$715.3	$1,136.5
Petroleum services and supplies	691.8	541.0	670.0
Distribution services	351.9	326.5	370.5
Eliminations	(97.8)	(71.0)	(98.3)

Total Revenue	$2,165.7	$1,511.8	$2,078.7

Operating profit:
Rig technology	$268.8	$93.7	$225.5
Petroleum services and supplies	171.0	115.1	163.6
Distribution services	24.9	20.4	28.4
Unallocated expenses and eliminations	(37.6)	(31.4)	(36.3)

Total operating profit	$427.1	$197.8	$381.2

Operating profit %:
Rig technology	22.0%	13.1%	19.8%
Petroleum services and supplies	24.7%	21.3%	24.4%
Distribution services	7.1%	6.2%	7.7%
Other unallocated	—	—	—

Total operating profit	19.7%	13.1%	18.3%

Note:	Stock-based compensation expense and integration costs have been allocated to the respective business segments and unallocated expenses for all periods presented.

NATIONAL OILWELL VARCO, INC.
OPERATING PROFIT — 2006 SUPPLEMENTAL SCHEDULE (Unaudited)
(In millions)

	2006				Year End
	1Q	2Q	3Q	4Q	2006
Revenue:
Rig technology	$715.3	$845.8	$887.3	$1,136.5	$3,584.9
Petroleum services and supplies	541.0	589.9	624.1	670.0	2,425.0
Distribution services	326.5	319.1	353.5	370.5	1,369.6
Eliminations	(71.0)	(97.4)	(87.0)	(98.3)	(353.7)

Total Revenue	$1,511.8	$1,657.4	$1,777.9	$2,078.7	$7,025.8

Operating profit:
Rig technology	$93.7	$134.1	$155.2	$225.5	$608.5
Petroleum services and supplies	115.1	127.0	139.9	163.6	545.6
Distribution services	20.4	20.2	25.0	28.4	94.0
Unallocated expenses and eliminations	(31.4)	(34.7)	(34.6)	(36.3)	(137.0)

Total operating profit	$197.8	$246.6	$285.5	$381.2	$1,111.1

Operating profit %:
Rig technology	13.1%	15.9%	17.5%	19.8%	17.0%
Petroleum services and supplies	21.3%	21.5%	22.4%	24.4%	22.5%
Distribution services	6.2%	6.3%	7.1%	7.7%	6.9%
Other unallocated	—	—	—	—	—

Total operating profit	13.1%	14.9%	16.1%	18.3%	15.8%

Note:	Stock-based compensation expense and integration costs have been allocated to the respective business segments and unallocated expenses for all periods presented.

NATIONAL OILWELL VARCO, INC.
AS ADJUSTED EBITDA RECONCILIATION EXCLUDING INTEGRATION COSTS
(Unaudited)
(In millions)

	Three Months Ended
	March 31,		December 31,
	2007	2006	2006
Reconciliation of EBITDA (Note 1):
GAAP net income	$275.9	$120.3	$239.2
Provision for income taxes	140.7	61.3	127.3
Interest expense	12.3	13.6	12.1
Depreciation and amortization	47.3	38.4	41.9
Integration costs	—	7.9	—

EBITDA (Note 1)	$476.2	$241.5	$420.5

Note 1:	EBITDA means earnings before interest, taxes, depreciation, amortization, and integration costs, and is a non-GAAP measurement. Management uses EBITDA because it believes it provides useful supplemental information regarding the Company’s on-going economic performance and, therefore, uses this financial measure internally to evaluate and manage the Company’s operations. The Company has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Clay Williams, (713) 346-7606
Clay.Williams@nov.com